As filed with the Securities and Exchange Commission on August 20, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

Global Ship Lease, Inc.
(Exact name of registrant as specified in its charter)
_____________________________

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Global Ship Lease Services Limited
25 Wilton Road
London SW1V 1LW
United Kingdom
44 (0) 20 3998 0063
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_____________________________

Global Ship Lease, Inc. 2019 Omnibus Incentive Plan
(Full title of the plan)
_____________________________

Seward & Kissel LLP
Attention: Edward S. Horton, Esq.
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
_____________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(5)	Proposed maximum aggregate offering price	Amount of registration fee
Class A common shares par value $0.01 per share	432,988 (2)(3)	$18.59	$8,049,246	$878.17
Class A common shares par value $0.01 per share	1,512,686 (4)	$18.59	$28,120,833	$3,067.98

(1)
Any additional shares of common stock of Global Ship Lease, Inc. (the "Registrant") to be issued as a result of stock dividends, stock splits or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a) under the Securities Act of 1933, as amended.

(2)
May include shares of common stock of the Registrant previously issued as restricted stock awards under the Registrant's 2019 Omnibus Incentive Plan but which (i) were subsequently forfeited and returned to the Plan and(ii) are available for issuance for future awards under the Plan, in each case in accordance with the terms of the Plan, as of August 20, 2021.

(3)
Covers Class A common shares to be awarded under the Global Ship Lease, Inc. 2019 Omnibus Incentive Plan set forth in the table, as well as, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, an indeterminate amount of additional Class A common shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transaction

(4)
Represents restricted shares of common stock of the Registrant issued to officers and employees of the Registrant or may be acquired by such perons pursuant to restricted stock units previously granted or the exercise of outstnading stock options, under the the Registrant's 2019 Omnibus Incentive Plan (the "2019 Plan"), 2015 Equity Incentive Plan (the "2015 Plan"), and the 2008 Equity Incentive Plan (the "2008 Plan," together with the 2019 Plan and the 2015 Plan, the "Plans") to be registered for resale.

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per unit is estimated to be $18.59, based on the average of the high and low prices of the common shares as reported on the New York Stock Exchange on August 19, 2021.

Explanatory Note

Global Ship Lease, Inc. is filing this Registration Statement on Form S-8 (this "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") to register an aggregate of 1,794,780 shares of Common Stock reserved for issuance under the Registrant's 2019 Plan.
This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form F-3, to be used by certain of the Registrant's directors, officers and other employees (together, the "Selling Stockholders"), as described under the section entitled "Selling Stockholders" therein, in connection with reoffers and resales on a continuous or delayed basis of 1,512,686 shares of Common Stock that have been issued to such persons, or may be acquired by such persons pursuant to restricted stock units previously granted or the exercise of outstanding stock options, under the Plans prior to the filing of this Registration Statement, which shares may be deemed to be "restricted securities" under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in this Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the instructions to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to employees of Global Ship Lease, Inc. as required by Rule 428(b)(1).
.

Reoffer Prospectus

1,512,686 Shares

Global Ship Lease, Inc.

This reoffer prospectus ("Reoffer Prospectus") relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the "selling securityholders"), or their permitted transferees, of up to 1,512,686 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of Global Ship Lease, Inc. This Reoffer Prospectus covers the Shares acquired by or issuable to the selling securityholders pursuant to awards granted or assumed by Global Ship Lease, Inc. to the selling securityholders under the Global Ship Lease, Inc. 2019 Omnibus Incentive Plan (the "2019 Plan"), the 2015 Equity Incentive Plan (the "2015 Plan"), and the 2008 Equity Incentive Plan (the "2008 Plan," together with the 2019 Plan and the 2015 Plan, the "Plans"), non-qualified options, stock appreciation rights, restricted stock units, dividend equivalents, cash awards, unrestricted stock and other equity-based or equity-related awards. We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares by the selling securityholders made hereunder. The selling securityholders are certain of our current and former employees, consultants, directors and advisors, certain of whom may be deemed to be an "affiliate" of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")).
Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements, the selling securityholders may sell the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The selling securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the selling securityholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the selling securityholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the selling securityholders may sell their Shares in the section titled "Plan of Distribution." The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders will be borne by us.
Our Common Stock is listed on the New York Stock Exchange, or the NYSE under the symbol "GSL." On August 19, 2021, the last quoted sale price for our Common Stock as reported on the NYSE was $18.59.
The SEC may take the view that, under certain circumstances, the selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled "Plan of Distribution."
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled "Risk Factors" beginning on page 3 of this Reoffer Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is                        , 2021.

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any Shares in any jurisdiction where the offer is not permitted.
i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "will" or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, the anticipated benefits of strategic acquisitions, and the likelihood of success in acquiring additional vessels to expand our business.

Forward-looking statements appear in a number of places in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 19, 2021, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, including, without limitation, in the sections entitled "Business Overview," "Management's Discussion and Analysis of Financial Conditions and Operations," and "Dividend Policy."

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in "Risk Factors" in this prospectus. The risks described under "Risk Factors" are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.
ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
The Company
Global Ship Lease is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships. Incorporated in the Republic of the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under fixed-rate charters to top tier container liner companies. On November 15, 2018, we completed a strategic combination with Poseidon Containers.
As at June 30, 2021 we owned 48 containerships, ranging from 2,207 to 11,040 TEU. As at that date we had contracted to purchase a further 17 containerships, 13 of which were delivered in July 2021. The remaining four ships, which are 5,470 TEU, are expected to be delivered in the third and fourth quarters of 2021. After giving effect to the deliveries, our fleet will consist of 65 ships with a total capacity of 342,378 TEU.
Our Fleet
The following tables summarize key information about our fleet as of August 11, 2021. Our fleet comprises 65 containerships, of which - as at August 11, 2021 – four have yet to be delivered. The first table below presents the fleet prior to the vessel acquisitions announced year to date (the "Status Quo Fleet"); the second shows the 23 ships purchased and contracted to be purchased year to date (the "Purchased Fleet").

Status Quo Fleet

Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date	Daily Charter Rate $

CMA CGM Thalassa	11,040	38,577	2008	CMA CGM	4Q25	1Q26	47,200
UASC Al Khor(1)	9,115	31,764	2015	Hapag-Lloyd	1Q22	2Q22	34,000
Anthea Y(1)	9,115	31,890	2015	COSCO	3Q23	4Q23	38,000
Maira XL(1)	9,115	31,820	2015	ONE	2Q22	3Q22	31,650
MSC Tianjin	8,603	34,325	2005	MSC	2Q24	3Q24	19,000 (2)
MSC Qingdao	8,603	34,609	2004	MSC	2Q24	3Q24	23,000 (2)
GSL Ningbo	8,603	34,340	2004	MSC	1Q23	3Q23	22,500
GSL Eleni	7,847	29,261	2004	Maersk	3Q24	4Q24 (3)	16,500 (3)
GSL Kalliopi	7,847	29,105	2004	Maersk	4Q22	4Q24 (3)	14,500 (3)
GSL Grania	7,847	29,190	2004	Maersk	4Q22	4Q24 (3)	14,500 (3)
Mary(1)	6,927	23,424	2013	CMA CGM	3Q23	4Q23	25,910
Kristina(1)	6,927	23,421	2013	CMA CGM	2Q24	3Q24	25,910
Katherine (1)	6,927	23,403	2013	CMA CGM	1Q24	2Q24	25,910
Alexandra (1)	6,927	23,348	2013	CMA CGM	1Q24	2Q24	25,910
Alexis (1)	6,882	23,919	2015	CMA CGM	1Q24	2Q24	25,910
Olivia I (1)	6,882	23,864	2015	CMA CGM	1Q24	2Q24	25,910
GSL Christen	6,840	27,954	2002	Maersk	3Q23	4Q23	35,000 (4)
GSL Nicoletta	6,840	28,070	2002	MSC(5)	3Q24	4Q24	13,500(5)
CMA CGM Berlioz	6,621	26,776	2001	CMA CGM	4Q25	1Q26	34,000(6)
Agios Dimitrios	6,572	24,931	2011	MSC	4Q23	1Q24	20,000
GSL Vinia	6,080	23,737	2004	Maersk	3Q24	1Q25	13,250
GSL Christel Elisabeth	6,080	23,745	2004	Maersk	2Q24	1Q25	13,250
Tasman	5,936	25,010	2000	Maersk	1Q22	3Q23(7)	12,500(7)
ZIM Europe	5,936	25,010	2000	ZIM	1Q24	2Q24	14,500(8)
Ian H	5,936	25,128	2000	ZIM	2Q24	3Q24	32,500(8)
Dolphin II	5,095	20,596	2007	OOCL	1Q22	2Q22	24,500
Orca I	5,095	20,633	2006	Maersk	2Q24	3Q25	21,000 (9)
CMA CGM Alcazar	5,089	20,087	2007	CMA CGM	3Q26	4Q26	16,000 (10)
GSL Château d’If	5,089	19,994	2007	Hapag-Lloyd	4Q26	1Q27	14,500 (10)
CMA CGM Jamaica	4,298	17,272	2006	CMA CGM	3Q22	1Q23	25,350
CMA CGM Sambhar	4,045	17,429	2006	CMA CGM	3Q22	1Q23	25,350
CMA CGM America	4,045	17,428	2006	CMA CGM	3Q22	1Q23	25,350
GSL Valerie	2,824	11,971	2005	ZIM	3Q21	1Q22	13,250
Athena	2,762	13,538	2003	MSC(11)	2Q24	2Q24	21,500(11)
Maira	2,506	11,453	2000	Hapag-Lloyd	1Q23	2Q23	14,450
Nikolas	2,506	11,370	2000	CMA CGM	1Q23	1Q23	16,000
Newyorker	2,506	11,463	2001	CMA CGM	1Q24	2Q24	20,700(12)
Manet	2,272	11,727	2001	Sea-Lead	4Q21	4Q21	12,850
Keta	2,207	11,731	2003	OOCL	4Q24	1Q25	9,400 (13)
Julie	2,207	11,731	2002	Sea Consortium	1Q23	2Q23	20,000(14)
Kumasi	2,207	11,791	2002	CMA CGM	3Q21	4Q21	9,300
Marie Delmas	2,207	11,731	2002	CMA CGM	3Q21	4Q21	9,300

(1)	Modern design, high reefer capacity, fuel-efficient vessel.
(2)
MSC Tianjin. Chartered at $23,000 per day through dry-docking in 2Q2021; thereafter at $19,000 per day, due to cancellation of scrubber installation. MSC Qingdao has a scrubber installed and will continue to trade at a rate of $23,000 per day.

(3)
GSL Eleni delivered 2Q2019 and is chartered for five years; GSL Kalliopi (delivered 4Q2019) and GSL Grania (delivered 3Q2019) are chartered for three years plus two successive periods of one year at the option of the charterer. During the option periods the charter rates for GSL Kalliopi and GSL Grania are $18,900 per day and $17,750 per day respectively.

(4)	GSL Christen. Chartered at $15,000 per day through May 2021, at which time the rate increased to $35,000 per day.
(5)     GSL Nicoletta. Chartered to MSC at $13,500 per day to 3Q21; thereafter to be chartered to Maersk at $35,750 per day.
(6)	CMA CGM Berlioz. Chartered at $34,000 per day through December 2021, at which time the rate will increase to $37,750 per day.
(7)	Tasman. 12-month extension at charterer’s option callable in 2Q2022, at an increased rate of $20,000 per day.
(8)
A package agreement with ZIM, for direct charter extensions on two 5,900 TEU ships: Ian H, at a rate of $32,500 per day from May 2021, and ZIM Europe (formerly Dimitris Y), at a rate of $24,250 per day, from May 2022.

(9)
Orca I. Chartered at $10,000 per day through April 2021, at which time the rate increased to $21,000 per day through to the median expiry of the charter in 2Q2024; thereafter the charterer has the option to charter the vessel for a further 12-14 months at the same rate.

(10)	CMA CGM Alcazar and GSL Chateau d’If. Both ships have been forward fixed to CMA CGM for five years at $35,500 per day, with the new charters due to commence in 4Q2021.
(11)	Athena. Chartered to MSC at a rate of $9,000 per day through April 2021, at which time the vessel was drydocked. Thereafter chartered to Hapag-Lloyd at $21,500 per day.
(12)	Newyorker. Drydocked in 2Q2021; thereafter chartered to CMA CGM at $20,700 per day.
(13)	Keta. Chartered to OOCL at $9,400 per day through 3Q2021. Thereafter forward fixed to CMA CGM at $25,000 per day.
(14)	Julie. Chartered to Sea Consortium at a rate of $9,250 per day through May 2021; thereafter extended at $20,000 per day.

Purchased Fleet

GSL Dorothea	6,008	24,243	2001	Maersk	2Q24	4Q26	Note(1)	26/04/2021
GSL Arcadia	6,008	24,858	2000	Maersk	2Q24	1Q26	Note(1)	26/04/2021
GSL Violetta	6,008	24,873	2000	WHL/Maersk	4Q24	2Q26	Note(1)	28/04/2021
tbr GSL Maria	6,008	24,414	2001	ONE/Maersk	3Q24	2Q27	Note(1)	28/04/2021
GSL Tegea	6,008	24,308	2001	Maersk	2Q24	4Q26	Note(1)	17/05/2021
tbr GSL Melita	6,008	24,848	2001	Maersk	2Q24	4Q26	Note(1)	25/05/2021
GSL MYNY	6,008	24,873	2000	Maersk	3Q24	4Q26	Note(1)	28/07/2021
tbr GSL Tripoli	5,470	22,259	2009	Maersk	3Q24	4Q27	Note(2)	3/4Q21
tbr GSL Kithira	5,470	22,108	2009	Maersk	3Q24	4Q27	Note(2)	3/4Q21
tbr GSL Tinos	5,470	22,067	2010	Maersk	3Q24	4Q27	Note(2)	3/4Q21
tbr GSL Syros	5,470	22,098	2010	Maersk	3Q24	4Q27	Note(2)	3/4Q21
tbr GSL Susan	4,363	17,309	2008	CMA CGM	3Q22	4Q22	22,000	29/07/2021
tbr GSL Rossi	3,421	16,309	2012	Gold Star	1Q22	2Q22	20,000	29/07/2021
tbr GSL Alice	3,421	16,209	2014	CMA CGM	1Q23	2Q23	21,500	29/07/2021
tbr GSL Eleftheria	3,405	16,209	2013	Maersk	3Q25	4Q25	12,000(3)	29/07/2021
tbr GSL Melina	3,400	16,209	2013	Maersk	2Q23	3Q23	24,500	29/07/2021
Matson Molokai	2,824	12,032	2007	Matson	2Q22	2Q22	20,250	15/07/2021
tbr GSL Lalo	2,824	11,951	2006	ONE	1Q23	2Q23	18,500	29/07/2021
tbr GSL Mercer	2,824	11,970	2007	Hapag	3Q21	4Q21	11,700	29/07/2021
tbr GSL Elizabeth	2,742	11,507	2006	ONE	4Q22	1Q23	18,500	28/07/2021
tbr GSL Chloe	2,546	12,212	2012	ONE	4Q21	4Q21	15,000	29/07/2021
tbr GSL Maren	2,546	12,212	2014	Westwood	4Q22	1Q23	19,250	29/07/2021
tbr GSL Amstel	1,118	5,167	2008	CMA CGM	3Q23	3Q23	11,900	29/07/2021

(1)
On February 9, 2021 we announced that we had contracted to purchase seven ships of approximately 6,000 TEU each, which have now been delivered. Contract cover for each vessel is for a firm period of at least three years from the date each vessel is delivered, with charterers holding a one-year extension option on each charter, followed by a second option with the period determined by (and terminating prior to) each vessel's 25th year dry-docking & special survey. Five ships are chartered to Maersk from delivery; the remaining two (GSL Maria & GSL Violetta) will be chartered to Maersk upon completion of short charters to Wan Hai and ONE, respectively. The charter rates are confidential.

(2)
On June 16, 2021 we announced that we had contracted to purchase four ultra-high reefer ships of 5,470 TEU each. These ships are scheduled to deliver in 3/4Q21. Contract cover is for a firm period of three years, with a period of an additional three years at charterers' option. The charter rates are confidential.

(3)	GSL Eleftheria. Chartered to Maersk at $12,000 per day through September 2021; thereafter extended at $37,975 per day.

Employment of Our Fleet

We employ the ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, as the ship owner, we provide and bear the cost of crew, lubricating oil, and all maintenance and other services related to the ship's operation, the cost of which is included in the daily charter rate. We are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship's voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums.

The initial term for a time charter commences on the ship's delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.

Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.

Management of our Ships

Technomar provides all day-to-day technical ship management services for all but 12 of our ships. Another third party provides such management on the 12 remaining ships.  All of our ships are commercially managed by Conchart pursuant to commercial management agreements.  For more information regarding management of our ships, please see "Item 4. Information on the Company-B. Business Overview-Ship Management" in our 2020 Annual Report, which is incorporated herein by reference.
The Offering
This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the selling securityholders listed in this Reoffer Prospectus, of up to 1,512,686 shares of Common Stock acquired by or issuable to selling securityholders pursuant to awards granted or assumed by the Company to the selling securityholders under the Plans. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up restrictions pursuant to the Company's bylaws and/or other agreements, the selling securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the selling securityholders. The selling securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the selling securityholders.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in "Item 3.D. Risk Factors" in our 2020 Annual Report, filed with the Commission on March 19, 2021, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares hereunder. All of the proceeds from the sale of the Shares offered by the selling securityholders pursuant to this Reoffer Prospectus will be sold by the selling securityholders for their respective accounts. See the sections titled "Selling Stockholders" and "Plan of Distribution" described below.

SELLING SECURITYHOLDERS
We are registering for resale the Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Plans. The Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of such plan.
The number of Shares in the column "Number of Shares Being Offered" represents all of the Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Shares before selling them or how many Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Shares. The Shares offered by this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Shares offered by them by this Reoffer Prospectus.

	Number of Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Offered**(2)	Number of Shares Beneficially Owned After Offering
Securityholders	Number	Percent		Number	Percent
George Giouroukos	1,960,040	5.37%	507,095	1,452,945	3.97%
Ian Webber	451,241	1.24%	445,812	5,429	*
Thomas A. Lister	259,608	*	262,529	-	-
Anastasios Psaropoulos	239,492	*	235,625	-	-
Maria Danezi	46,898	*	48,937	-	-
George Giannopoulos	12,159	*	12,688	-	-

*Represents beneficial ownership of less than 1%
**“Number of shares being offered” represents the maximum number of shares that a selling securityholder could sell in a hypothetical sale by such securityholder. Information contained in this Reoffer Prospectus including, without limitation, under the heading “selling securityholders” should not be inferred as representative of a current intention to sell any or all of the Shares listed herein. There can be no assurance that any or all of the Shares listed herein will be sold by the selling securityholders or the timing thereof.
(1)
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of August 20, 2021 or that will become exercisable, vested or convertible within 60 days after August 20, 2021.

(2)
The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made under the Plans irrespective of whether such grants are exercisable, vested or convertible as of August 20, 2021 or will become exercisable, vested or convertible within 60 days after August 20, 2021.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this Reoffer Prospectus to permit the selling securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the selling securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers' or underwriters' discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.
The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:
•	directly by the selling securityholders;
•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this Reoffer Prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the selling securityholders. The Shares may be sold in one or more transactions at:
•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.
These sales may be effected in one or more transactions:
•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•
through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or
•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and with respect to matters of U.S. law will be passed upon for us by our counsel on matters of U.S. and Marshall Islands law, Seward & Kissel LLP.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph disclosing that the Company has significant contracts with CMA CGM, a related party and a significant source of the Company's operating revenue, as described in Note 2(a) to the financial statements) of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Global Ship Lease, Inc. (the "Registrant") hereby incorporates by reference into this registration statement (the "Registration Statement") the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(1)
The Registrant's latest annual report on Form 20-F for the year ended December 31, 2020 filed with the Commission on March 19, 2021, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

(2)	The Registrant's reports of foreign private issuer on Form 6-K (including exhibits thereto) furnished to the SEC on: April 14, 2021, May 12, 2021, August 6, 2021 and August 13, 2021.

(3)
The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on August 12, 2008, as amended by the Registration Statement on Form 8-A12B filed with the SEC on March 26, 2019.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent authorized by law. The Company is also expressly authorized to advance expenses to the fullest extent authorized by law, to pay reasonable costs, expenses and attorneys' fees (including expenses) in connection with the enforcement of rights to the indemnification granted thereunder, and to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or serving in such capacity in another company at the request of the Company against some liabilities.
Section 60 of the Republic of the Marshall Islands' Business Corporations Act ("Section 60") provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Under Section 60, a corporation shall also have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of a claim, issue or matter therein, Section 60 dictates that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Additionally, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 60. Such indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Under Section 60, a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of such section.
Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on August 20, 2021.
GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below authorizes each of Ian J. Webber and Anastasios Psaropoulos as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments including post-effective amendments thereto and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 20th day of August of 2021.

/s/ George Giouroukos	Executive Chairman
George Giouroukos

/s/ Michael S. Gross	Director
Michael S. Gross

/s/ Alain Wils	Director
Alain Wils

/s/ Philippe Lemonnier	Director
Philippe Lemonnier

/s/ Michael Chalkias	Director
Michael Chalkias

/s/ Henry Mannix III	Director
Henry Mannix III

/s/ Alain Pitner	Director
Alain Pitner

/s/ Menno van Lacum	Director
Menno van Lacum

/s/ Ian J. Webber	Chief Executive Officer
Ian J. Webber

/s/ Thomas A. Lister	Chief Commercial Officer
Thomas A. Lister

/s/ Anastasios Psaropoulos	Chief Financial Officer
Anastasios Psaropoulos

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of the aforementioned registrant, has signed this Registration Statement in the Newark, Delaware on August 20, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J.. Puglisi
Name:	Donald J. Puglisi Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1
Amended and Restated Articles of Incorporation of GSL Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Global Ship Lease, Inc.’s Registration Statement on Form 8-A (File No. 001-34153) filed with the SEC on March 26, 2019).

5.1	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company

23.1	Consent of PricewaterhouseCoopers S.A.

23.2	Consent of Seward & Kissel LLP, U.S. Counsel to the Company (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page hereto).